Exhibit (d)(3)(xii)

Schedule A to

Amended and Restated Expense Limitation Agreement of Ashmore Funds

(as assigned from Ashmore Investment Management Limited to Ashmore Investment Advisors

Limited on July 18, 2014)

Amended as of January 4, 2018

Covered Funds

Covered Fund	Class	Expense Limit	Commencement Date*	Expiration Date

Ashmore Emerging Markets Corporate Debt Fund	Institutional Class	1.17%	11/25/2010	2/28/2019

	Class A	1.42%	2/21/2011	2/28/2019

	Class C	2.17%	2/21/2011	2/28/2019

Ashmore Emerging Markets Local Currency Bond Fund	Institutional Class	0.97%	11/25/2010	2/28/2019

	Class A	1.22%	2/21/2011	2/28/2019

	Class C	1.97%	2/21/2011	2/28/2019

Ashmore Emerging Markets Short Duration Fund	Institutional Class	0.67%	6/23/2014	2/28/2019

	Class A	0.92%	6/23/2014	2/28/2019

	Class C	1.67%	6/23/2014	2/28/2019

Ashmore Emerging Markets Total Return Fund	Institutional Class	1.02%	11/25/2010	2/28/2019

	Class A	1.27%	2/21/2011	2/28/2019

	Class C	2.02%	2/21/2011	2/28/2019

Ashmore Emerging Markets Equity Fund	Institutional Class	1.17%	6/15/2011	2/28/2019

(formerly Ashmore Emerging Markets Value Fund)	Class A	1.42%	9/30/2011	2/28/2019

[Schedule A to Expense Limitation Agreement]

	Class C	2.17%	9/30/2011	2/28/2019

Ashmore Emerging Markets Small-Cap Equity Fund	Institutional Class	1.52%	9/30/2011	2/28/2019

	Class A	1.77%	9/30/2011	2/28/2019

	Class C	2.52%	9/30/2011	2/28/2019

Ashmore Emerging Markets Frontier Equity Fund	Institutional Class	1.52%	9/25/2013	2/28/2019

	Class A	1.77%	9/25/2013	2/28/2019

	Class C	2.52%	9/25/2013	2/28/2019

Ashmore Emerging Markets Active Equity Fund	Institutional Class	1.02%	11/1/2016	2/28/2019

	Class A	1.27%	11/1//2016	2/28/2019

	Class C	2.02%	11/1//2016	2/28/2019

Dated as of: January 4, 2018

[signature page follows]

[Schedule A to Expense Limitation Agreement]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this amended Schedule A to the Amended and Restated Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date hereof.

ASHMORE FUNDS

By:	/s/ Kevin Hourihan
Name:	Kevin Hourihan
Title:	Authorized Signer

ASHMORE INVESTMENT ADVISORS LIMITED

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Authorised Signatory

Date: January 4, 2018

[Schedule A to Expense Limitation Agreement]